                                                          Exhibit 99.1

[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE
---------------------

Contact:

Tricia Ross
Financial Relations Board for Aehr Test Systems
Investor/Analyst Contact
(310) 403-7322


              AEHR TEST SYSTEMS REPORTS 32% INCREASE IN NET SALES
                        FOR FOURTH QUARTER FISCAL 2008

Fremont, CA (July 22, 2008) - Aehr Test Systems (Nasdaq: AEHR), a leading supplier of semiconductor test and burn-in equipment, today announced financial results for the fourth quarter and full fiscal year ended May 31, 2008.

Net sales were $10.9 million in the fourth quarter of fiscal 2008, an increase of 32% from $8.3 million in the fourth quarter of fiscal 2007. Aehr Test reported net income of $6.5 million, or $0.74 per diluted share, in the fourth quarter of fiscal 2008, compared with net income of $919,000, or $0.11 per diluted share, in the fourth quarter of fiscal 2007. Net income for the fourth quarter of fiscal 2008 was positively impacted by a tax benefit of $4.6 million, or $0.53 per diluted share, related to the reversal of a valuation allowance against the Company's deferred tax assets, following a determination by management that certain deferred tax assets are more likely than not to be realizable in the future.

Net income excluding stock compensation expense of $225,000 was $6.7 million, or $0.77 per diluted share, in the fourth quarter of fiscal 2008. In the same period of the prior fiscal year, net income excluding stock compensation expense of $172,000 was $1.1 million, or $0.13 per diluted share. The attached condensed consolidated financial statements include a table reconciling the Company's net income excluding stock compensation expense to net income calculated according to accounting principles generally accepted in the United States ("GAAP") for the three and 12 months ended May 31, 2008 and 2007.

"We delivered another quarter of strong year-over-year revenue and earnings growth, driven primarily by shipments of custom designed WaferPak contactors for our growing installed base of FOXTM-1 full wafer parallel test systems, and acceptance of a FOX-15 wafer level burn-in system," said Rhea Posedel, chairman and chief executive officer of Aehr Test Systems.

"We were pleased to announce the first order for our new Advanced Burn-In and Test System (ABTS) and the strategic partnership with Antares Advanced
Test Technologies.   The Antares partnership will enhance our ability to
pursue growing market segments for burn-in and test of high power logic devices. We anticipate that our new ABTS family of products will serve as a meaningful driver of additional revenue growth in the future," said Posedel.

Net sales were $39.0 million in fiscal 2008, an increase of 43% over $27.4 million in fiscal 2007. Net income for the year ended May 31, 2008 was $10.6 million, or $1.24 per diluted share, compared with net income of $2.4 million, or $0.30 per diluted share, in the prior fiscal year. The tax benefit recognized

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
Aehr Test Systems Reports Fourth Quarter and Fiscal 2008 Results
July 22, 2008
Page 2 of 5


in the fourth quarter of fiscal 2008 resulted in a positive impact of $4.6 million, or $0.54 per diluted share, for the year ended May 31, 2008. Net income excluding stock compensation expense of $838,000 was $11.4 million, or $1.34 per diluted share, in fiscal 2008.

At May 31, 2008, cash and cash equivalents and short-term investments were $15.6 million. Aehr Test closed the fourth quarter of fiscal 2008 with no outstanding debt and shareholders' equity of $37.8 million, or $4.52 per share outstanding, at May 31, 2008. As of May 31, 2008, the Company's backlog was $18.6 million, compared with $21.3 million in the prior year period.

Commenting on the outlook for Aehr Test Systems, Gary Larson, vice president and chief financial officer, said, "Based on expected shipment schedules for FOX products, we believe our net sales in the first quarter of fiscal 2009 will be higher than those in the same quarter of the prior year."

Management Conference Call
Management of Aehr Test will host a conference call and webcast today, July 22, 2008 at 5:00 p.m. Eastern (2:00 p.m. Pacific) to discuss the Company's fourth quarter fiscal 2008 operating results. The conference call will be accessible live via the internet at www.aehr.com. Please go to the website at least 15 minutes before start time to register, download and install any necessary audio software. A replay of the webcast will be available at www.aehr.com for 90 days.

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a leading worldwide provider of systems for burning-in and testing DRAMs, flash, and other memory and logic integrated circuits and has an installed base of more than 2,500 systems worldwide. Aehr Test has developed and introduced several innovative products, including the FOX, MTX and MAX systems and the DiePak(R) carrier. The FOX system is a full wafer contact test and burn-in system.
The MTX system is a massively parallel test system designed to reduce the cost of memory testing by performing both test and burn-in on thousands of devices simultaneously. The MAX system can effectively burn-in and functionally test complex devices, such as digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of bare die. For more information, please visit the Company's website at www.aehr.com.

Safe Harbor Statement
This release contains forward-looking statements that involve risks and uncertainties relating to projections regarding revenues and customer demand and acceptance of Aehr Test's products. Actual results may vary from projected results. These risks and uncertainties include without limitation, economic conditions in Asia and elsewhere, acceptance by customers of Aehr Test's technologies, acceptance by customers of the systems shipped upon receipt of a purchase order and the ability of new products to meet customer needs or perform as described, and the Company's development and manufacture of a commercially successful wafer-level test and burn-in system. See Aehr Test's recent 10-K and 10-Q reports and other reports from time to time filed with the U.S. Securities and Exchange Commission for a more detailed description of the risks facing our business. The Company disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

                     [Financial Tables to Follow]

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
Aehr Test Systems Reports Fourth Quarter and Fiscal 2008 Results
July 22, 2008
Page 3 of 5


                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Condensed Consolidated Statements of Income
                      (in thousands, except per share data)
                                  (Unaudited)

                                       Three Months Ended      Year Ended
                                             May 31,             May 31,
                                       --------- ---------  --------- --------
                                          2008      2007       2008     2007
                                       --------- ---------  --------- --------
Net sales.............................   $10,914    $8,279    $39,041  $27,351
Cost of sales.........................     5,540     3,896     19,072   13,438
                                       --------- ---------  --------- --------
Gross profit..........................     5,374     4,383     19,969   13,913
                                       --------- ---------  --------- --------
Operating expenses:
  Selling, general and administrative.     1,993     1,765      7,657    6,538
  Research and development............     1,582     1,781      6,501    6,324
                                       --------- ---------- --------- --------
    Total operating expenses..........     3,575     3,546     14,158   12,862
                                       --------- ---------  --------- --------
    Income from operations............     1,799       837      5,811    1,051

Interest income.......................        18       101        231      491
Other income (expense), net ..........        (1)       24        (71)     961
                                       --------- ---------  --------- --------
    Income before income tax expense
    (benefit).........................     1,816       962      5,971    2,503

Income tax expense (benefit)..........    (4,686)       43     (4,602)      75
                                       --------- ---------  --------- --------
    Net income .......................    $6,502    $  919    $10,573  $ 2,428
                                       ========= =========  ========= ========

Net income per share
    Basic.............................    $ 0.79    $ 0.12    $  1.32  $  0.31
    Diluted...........................    $ 0.74    $ 0.11    $  1.24  $  0.30

Shares used in per share calculations:
    Basic.............................     8,234     7,807      8,013    7,751
    Diluted...........................     8,774     8,218      8,508    8,225



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
Aehr Test Systems Reports Fourth Quarter and Fiscal 2008 Results
July 22, 2008
Page 4 of 5

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Reconciliation of GAAP and Non-GAAP Results
                      (in thousands, except per share data)
                                   (Unaudited)

Reconciliation of non-GAAP Financial Measure - net income to net income excluding stock compensation expense

                                       Three Months Ended          Year Ended
                                             May 31,                 May 31,
                                      --------------------   ---------------------
                                        2008         2007        2008        2007
                                      ---------  ---------   ----------  ---------
GAAP net income ....................     $6,502       $919      $10,573     $2,428

Stock compensation expense..........        225        172          836        678
Income tax effect on stock
    compensation expense ...........         (5)        (3)         (17)       (12)
                                      ---------  ---------   ----------  ---------
Non-GAAP net income.................     $6,722     $1,088      $11,392     $3,094
                                      =========  =========   ==========  =========

GAAP net income per diluted share...     $ 0.74      $0.11       $ 1.24     $ 0.30
                                      =========  =========   ==========  =========
Non-GAAP net income per diluted share    $ 0.77      $0.13       $ 1.34     $ 0.38
                                      =========  =========   ==========  =========
Shares used in diluted shares
    calculation ....................      8,774      8,218        8,508      8,225
                                      =========  =========   ==========  =========


Net income excluding stock compensation expense is a non-GAAP measure and should not be considered a replacement for GAAP results.

Net income excluding stock compensation expense is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The difference between net income (the most comparable GAAP measure) and net income excluding stock compensation expense (the non-GAAP measure) reflects the impact of applying SFAS 123R to the current period. The limitation of this measure is that it excludes an item that impacts the Company's current period net income. This limitation is best addressed by using this measure in combination with net income (the most comparable GAAP measure) because net income excluding stock compensation expense does not reflect the impact of SFAS 123R and may be higher than net income (the most comparable GAAP measure).




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
Aehr Test Systems Reports Fourth Quarter and Fiscal 2008 Results
July 22, 2008
Page 5 of 5

                           AEHR TEST SYSTEMS AND SUBSIDIARIES
                          Condensed Consolidated Balance Sheets
                          (in thousands, except per share data)
                                      (Unaudited)

                                                            May 31,        May 31,
                                                             2008           2007
                                                         -----------    -----------
ASSETS
Current assets:
  Cash and cash equivalents ..........................       $15,648        $ 6,564
  Short-term investments .............................            --          2,987
  Accounts receivable, net............................        10,927          6,614
  Inventories ........................................        10,209          9,701
  Deferred income taxes...............................         3,043             --
  Prepaid expenses and other .........................           396            326
                                                         -----------    -----------
      Total current assets ...........................        40,223         26,192

Property and equipment, net ..........................         2,278          1,689
Goodwill .............................................           274            274
Deferred income taxes ................................         1,900             --
Other assets..........................................           524            520
                                                         -----------    -----------
      Total assets ...................................       $45,199        $28,675
                                                         ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable ...................................       $ 2,981        $ 2,517
  Accrued expenses ...................................         3,694          2,927
  Deferred revenue ...................................           186            378
                                                         -----------    -----------
      Total current liabilities ......................         6,861          5,822

Deferred income taxes ................................           297             --
Deferred lease commitment ............................           269            185
                                                         -----------    -----------
      Total liabilities ..............................         7,427          6,007
                                                         -----------    -----------
Shareholders' equity .................................        37,772         22,668
                                                         -----------    -----------
      Total liabilities and shareholders' equity .....       $45,199        $28,675
                                                         ===========    ===========








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